UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 1, 2021

9 Meters Biopharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37797	27-3948465
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8480 Honeycutt Road, Suite 120, Raleigh, NC 27615
(Address of principal executive offices) (Zip Code)

(919) 275-1933
(Registrant’s telephone number, include area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.0001 Par Value	NMTR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On October 1, 2021, the 9 Meters Biopharma, Inc. (the “Company”) board of directors appointed Samantha Ventimiglia as a member of the board, effective immediately, to serve as a Class III member until the 2024 annual meeting or until her respective successor is duly elected and qualified. Ms. Ventimiglia was also appointed to the nominating and corporate governance committee of the board. Following Ms. Ventimiglia’s appointments, the board remains majority independent, and all of its committees are comprised of at least three independent directors under the relevant definitions. The audit committee consists of Michael Constantino (Chair), Lorin Johnson, and Mark Sirgo; the compensation committee consists of Dr. Johnson (Chair), Mr. Rice, and Dr. Sirgo; and the nominating and corporate governance committee consists of Mr. Rice (Chair), Mr. Constantino, Dr. Johnson, Dr. Sirgo and Ms. Ventimiglia.

Since December 2011, Ms. Ventimiglia has served in various leadership roles at Vertex Pharmaceuticals, Inc., a global biotechnology company, most recently as Senior Vice President, U.S. Public Affairs, responsible for developing and overseeing the company’s policy, government affairs and patient advocacy strategy. From February 2008 until December 2010, Ms. Ventimiglia was government affairs director at Astellas Pharma US, a multinational pharmaceutical company, and from April 2004 until February 2008, she was a principal consultant at Jeffrey J. Kimbell & Associates, a federal government affairs firm representing clients in the healthcare community who are seeking legislative and regulatory solutions to problems related to product approval, coverage and reimbursement and marketing practices. Prior to that, Ms. Ventimiglia was a policy director at the Pharmaceutical Research & Manufacturers of America (PhRMA) and the National Governors Association (NGA), where she played a pivotal role in developing the associations’ policy and legislative agenda on Medicare, Medicaid, private sector health care and FDA issues. Ms. Ventimiglia received a B.A. from Catholic University of America and a Master of Public Policy from Georgetown University.

As a non-employee director of the Company, Ms. Ventimiglia will receive the same cash and equity compensation as each of the Company’s other non-employee directors. There is no arrangement or understanding between Ms. Ventimiglia and any other person pursuant to which she was elected as a director of the Company. There is no familial relationship between Ms. Ventimiglia and any other director or executive officer of the Company, and, there are no transactions between Ms. Ventimiglia and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Item 8.01.	Other Events.
On October 4, 2021, the Company issued a press release to report the appointment of the director identified in Item 5.02 above. A copy of the release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
Exhibit 99.1	Press Release dated October 4, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

9 Meters Biopharma, Inc.

Date: October 4, 2021	By:	/s/ Edward J. Sitar
Edward J. Sitar
Chief Financial Officer